UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2022

Vincerx Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39244	83-3197402
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

260 Sheridan Avenue, Suite 400 Palo Alto, California	94306
(Address of principal executive offices)	(Zip Code)

(650) 800-6676

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VINC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers. On May 26, 2022, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Vincerx Pharma, Inc. (the “Company”) approved the Company’s annual performance bonus program for 2022 (the “2022 Bonus Program”).

The 2022 Bonus Program is designed to motivate, retain, attract and reward the Company’s employees, including its executive officers, through the payment of cash bonus awards based on the achievement of certain annual performance-based goals. Target bonuses for all employees, including executive officers, are based on a percentage of base salary. For 2022, the Compensation Committee approved target bonus percentages for the Company’s executive officers, including the named executive officers, equal to 35% of base salary for the Company’s Chief Executive Officer and 30% of their respective base salaries for the other executive officers, including the other named executive officers.

For the Company’s executive officers, bonus awards are based entirely on the achievement of the corporate goals established by the Company’s Board, including clinical, regulatory, research, manufacturing, financial and corporate culture goals. For the Company’s non-executive employees, bonus awards are based on the achievement of a combination of these corporate goals, as well as certain department and individual performance goals. Each of these performance goals receives a different weight and is measured independently, and the amount of the bonus awards earned depends on the level of achievement of these weighted performance goals. Subject to the discretion of the Compensation Committee to determine the ultimate bonus payouts based on such performance, retention and other factors as they deem appropriate, the payment of any bonus awards is subject to achieving at least 70% of the weighted combination of the corporate goals overall, with actual payouts ranging from 70% to 135% of target based on the level of achievement of the corporate goals.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its 2022 Annual Meeting of Stockholders on May 26, 2022 (the “Annual Meeting”). The following actions were taken at the Annual Meeting:

1.	The following director nominees were elected to serve as a director until the Company’s 2025 annual meeting of stockholders or until their successors are duly elected and qualified.

	For	Withheld	Broker Non- Votes
Dr. John H. Lee	14,732,683	1,286,909	2,138,550
Christopher P. Lowe	14,731,683	1,287,909	2,138,550
Francisco D. Salva	14,656,962	1,362,630	2,138,550

2.	The appointment of Withum as independent registered public accounting firm for the year ending December 31, 2022 was ratified.

For	Against	Abstain
18,156,383	1,619	140

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2022

VINCERX PHARMA, INC.

By:	/s/ Raquel E. Izumi
Raquel E. Izumi
President and Chief Operations Officer